QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-161300 and 333-184045 on Form S-3 and Registration Statement Nos. 333-153231 and 333-180866 on Form S-8 of our reports dated March 1, 2013, relating to the consolidated financial statements of GT Advanced Technologies Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's change in fiscal year end from the Saturday closest to March 31 to December 31), and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting, appearing in this Transition Report on Form 10-K of GT Advanced Technologies Inc. for the nine-month period ended December 31, 2012.

/s/ Deloitte Touche LLP
Boston, Massachusetts
March 1, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM